EXHIBIT 1.1




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                           PLACEMENT AGENCY AGREEMENT

Dawson James Securities, Inc.
1 North Federal Highway
Boca Raton, Florida 33432
                                                                    May 22, 2015
Ladies and Gentlemen:

This letter (this "Agreement") constitutes the agreement between Cel-Sci Corporation, a Colorado corporation (the "Company") and Dawson James Securities, Inc. ("Dawson" or the "Placement Agent") pursuant to which Dawson shall serve as the exclusive placement agent (the "Services") for the Company, on a best efforts basis, in connection with the proposed offer and placement (the "Offering") by the Company of its Securities (as defined Section 3 of this Agreement). The Company and Dawson shall mutually agree to the terms of the Offering and the Securities, and nothing in this Agreement may be construed to suggest that Dawson would have the power or authority to bind the Company or an obligation for the Company to issue any Securities or complete the Offering. The Company expressly acknowledges and agrees that Dawson's obligations hereunder are on a reasonable best "efforts basis" only and that the execution of this Agreement does not constitute a commitment by Dawson to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Dawson placing the Securities.

1. Appointment of Dawson James Securities, Inc. as Exclusive Placement Agent.

On the basis of the representations, warranties, covenants and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Company hereby appoints the Placement Agent as its exclusive placement agent in connection with a distribution of its Securities to be offered and sold by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") on Form S-3 (File No. 333-196243), and Dawson agrees to act as the Company's exclusive Placement Agent. Pursuant to this appointment, the Placement Agent will solicit offers for the purchase of or attempt to place all or part of the Securities of the Company in the proposed Offering. Until the final closing or earlier upon termination of this Agreement pursuant to Section 5 hereof, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Securities other than through the Placement Agent. The Company acknowledges that the Placement Agent will act as an agent of the Company and use its reasonable "best efforts" to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Prospectus (as defined below). The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Securities has been solicited by the Placement Agent, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, the Placement Agent shall act solely as an agent of the Company. The Services provided pursuant to this Agreement shall be on an "agency" basis and not on a "principal" basis.

The Placement Agent will solicit offers for the purchase of the Securities in the Offering at such times and in such amounts as the Placement Agent deems advisable and will communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by the Placement Agent as an agent of the Company. The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering and may pay any sub-agent a solicitation fee with respect to any Securities placed by it. The Company and Placement Agent shall negotiate the timing and terms of the Offering and acknowledge that the Offering and the provision of Placement Agent services related to the Offering are subject to market conditions and the receipt of all required related clearances and approvals.

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2. Fees and Expenses; Right of First Refusal.

          A. Placement Agent's Fee. As compensation for services rendered, the Company shall pay to the Placement Agent in cash by wire transfer in immediately available funds to an account or accounts designated by the Placement Agent: an amount (the "Placement Fee") equal to seven percent (7%) of the aggregate gross proceeds received by the Company from the sale of the Securities, at one or more closings (each a "Closing" and the date on which each Closing occurs, a "Closing Date"); provided that the Placement Fee shall be equal to two percent (2%) of the aggregate gross proceeds received by the Company from the sale of the Securities to certain institutional investors listed on Schedule I.

          B. Offering Expenses. The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company's common stock on the Nasdaq Stock Market or the NYSE MKT or on such other stock exchanges as the Company and Dawson together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the "blue sky" securities laws of such states and other jurisdictions as Dawson may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of "blue sky" counsel, which will be Dawson's counsel it being agreed that such fees and expenses of Dawson's counsel will be limited to $25,000); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as Dawson may reasonably designate; (f) the costs of all mailing and printing of the Offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Dawson; and (h) the fees and expenses of the Company's accountants. The Placement Agent may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, the expenses set forth herein to be paid by the Company to the Placement Agent, provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Placement Agent pursuant to
     Section 5 hereof.

          C. Right of First Refusal. Upon the initial Closing of the Offering, for a period of nine months from such initial Closing Date, the Company grants Dawson the right of first refusal to act as lead or managing underwriter, placement agent and/or book runner, for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings during such period, of the Company, or any successor to or any subsidiary of the Company. The Company shall provide written notice to Dawson with terms of any such offering and if Dawson fails to accept in writing any such proposal for such public or private sale within 20 days after receipt of a written notice from the Company containing such proposal, then Dawson will have no claim or right with respect to any such sale contained in any such notice.

3. Description of the Offering.

     The Securities to be offered directly to various investors (each, an "Investor" or "Purchaser" and, collectively, the "Investors" or the "Purchasers") in the Offering shall be up to 20,253,164 shares of the Company's common stock, $0.01 par value per share (the "Common Stock") (the Common Stock being offered herein, the "Shares"), warrants to purchase up to 20,253,164 shares of Common Stock at an exercise price of $0.79 per whole share (the "Warrants") and the shares of Common Stock to be issued upon exercise of the Warrants. A combination of one share of Common Stock and a Warrant to purchase one share of Common Stock will be sold as a unit for a purchase price of $0.79 per Unit (of which $0.01 per Unit shall be attributed to each Warrant to purchase one share of Common Stock) (each, a "Unit" and collectively, the "Units"). The term "Securities" shall mean the Units, the Common Stock underlying the Units, the Warrants and the Common Stock underlying the Warrants. If the Company shall default in its obligations to deliver Securities to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company under this Agreement.

4. Delivery and Payment; Closing.

     Settlement of the Securities purchased by an Investor shall be made on one or more Closing Dates by wire transfer in federal (same day) funds, payable to

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the  order  of the  Company  upon  delivery  of the  certificates  (in  form and substance satisfactory to the Placement Agent) or via electronic delivery, in each case representing the Securities to the Placement Agent, in the manner set forth later in this paragraph. The Securities shall be registered in such name or names and in such authorized denominations as the Placement Agent may request in writing two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Securities except upon tender of payment by the Placement Agent for all of the Securities sold or via delivery via payment for all of the Securities sold. The term "Business Day" means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

     Each Closing shall occur at such place as shall be agreed upon by the Placement Agent and the Company. In the absence of an agreement to the contrary, each Closing shall take place at the offices of Schiff Hardin LLP, 901 K Street, NW, Suite 700, Washington, DC 20001. Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date (net of any commissions or reimbursements payable by the Company pursuant to this Agreement) shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one Business Day before the time of purchase (as defined below). Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Schiff Hardin, LLP, 901 K Street, NW, Suite 700, Washington, DC 20001 on each Closing Date. On each Closing Date, the Common Stock and Warrants to which the Closing relates shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian
(DWAC) system for the accounts of the Placement Agent or through such other means as the parties may hereafter agree. All actions taken at a Closing shall be deemed to have occurred simultaneously.

5. Term and Termination of Agreement.

     The term of this Agreement will commence upon the execution of this Agreement and will terminate at the earlier of the final Closing of the Offering or 11:59 p.m. (New York Time) on May 29, 2015. Notwithstanding anything to the contrary contained herein, any provision in this Agreement concerning or relating to confidentiality, indemnification, contribution, advancement, the Company's representations and warranties and the Company's obligations to pay fees and reimburse expenses will survive any expiration or termination of this Agreement. If any condition specified in Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that those portions of this Agreement specified in Section 19 shall at all times be effective and shall survive such termination. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Placement Agent their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable and upon demand the Company shall pay the full amount thereof to the Placement Agent.

6. Permitted Acts.

     Nothing in this Agreement shall be construed to limit the ability of the Placement Agent, its officers, directors, employees, agents, associated persons and any individual or entity "controlling," controlled by," or "under common control" with the Placement Agent (as those terms are defined in Rule 405 under the Securities Act) to conduct its business including without limitation the ability to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

7. Representations, Warranties and Covenants of the Company.

     As of the date and time of the execution of this Agreement, each Closing Date and the Initial Sale Time, and any representation made by the Company to the Placement Agent regardless of whether such representation was made prior to the execution of this Agreement, the Company represents, warrants and covenants to the Placement Agent that:

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     A.

          i. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-196243) including a related prospectus, for the registration of certain securities (the "Shelf Securities"), including the Securities, under the Securities Act, and the rules and regulations thereunder (the "Securities Act Regulations"). The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act
               Regulations ("Rule 430B"), is referred to herein as the "Registration Statement;" provided, however, that the "Registration Statement" without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the "new effective date" of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. The prospectus covering the Shelf Securities, dated July 8, 2014, in the form first used to confirm sales of the Securities (or in the form first made available to the Placement Agent by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Base Prospectus." The Base Prospectus, as supplemented by the prospectus supplement specifically related to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Placement Agent by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to, collectively, as the "Prospectus," and the term "Preliminary Prospectus" means any preliminary form of the Prospectus, including any preliminary prospectus supplement specifically related to the Securities, filed with the Commission by the Company with the consent of the Placement Agent.

          ii. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the
               Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (the "Exchange Act Regulations"), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

          iii. The term "Disclosure Package" means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

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          iv.  The term "Issuer Free Writing  Prospectus"  means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term "Free Writing Prospectus" means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

          B. Neither the Commission nor, to the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company's knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

          C. The Company has the authorized capitalization as set forth in both the Prospectus and the Disclosure Package; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. All of the outstanding shares of capital stock, partnership interests and membership interests, as the case may be, of the subsidiaries of the Company (each a "Subsidiary," collectively, the "Subsidiaries") have been duly authorized and are validly issued, fully paid and non-assessable securities thereof and, except as disclosed in the both the Prospectus and the Disclosure Package, all of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

          D. Each of the Company and the Subsidiaries (all of which are named in Schedule III hereto) has been duly incorporated, formed or organized, and is validly existing as a corporation, general or limited partnership or limited liability company, in good standing under the laws of its respective jurisdiction of incorporation, formation or organization, with full power and authority to own its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Prospectus and the Disclosure Package, and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein.

          E. The Company and all of the Subsidiaries are duly qualified or licensed and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a "Material Adverse Effect" or "Material Adverse Change"); except as disclosed in both the Prospectus and the Disclosure Package, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in both the Prospectus and the Disclosure Package, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

          F. The Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates.

          G. Neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time,

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     or both would constitute a breach of, or default under), (i) its respective charter, bylaws, agreement of limited partnership, operating agreement or other similar organizational documents (the "organizational documents"),
     (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, or (iii) any federal, state, local or foreign law, regulation or rule, or any decree, judgment, permit or order (each, a "Law") applicable to the Company, except, in the case of clauses
     (ii) and (iii) above, for such breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect.

          H. The execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule, or any decree, judgment or order applicable to the Company or any Subsidiary, except, in the case of clause
     (B) above, for such breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

          I. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

          J. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Securities, other than (i) such as have been obtained, or will have been obtained at the Closing Date under the Securities Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares and Warrant Shares on the NYSE MKT and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Placement Agent.

          K. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, clearances, registrations, exemptions, consents and approvals ("Permits") and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Permits from other persons, required in order to conduct their respective businesses as described in both the Prospectus and the Disclosure Package, except to the extent that any failure to have any such Permits, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect; except as described in both the Prospectus and the Disclosure Package, neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in both the Prospectus and the Disclosure Package; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could result in a Material Adverse Change; and no such Permit contains a materially burdensome restriction that is not adequately disclosed in both the Prospectus and the Disclosure Package.

          L. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied with any request on the part of the Commission for additional information.

          M. Any Preliminary Prospectus when filed with the Commission, and the Registration Statement as of each effective date and as of the date hereof, complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects, with the requirements of the Securities Act and the Securities Act Regulations; and the documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus complied, and any further documents so incorporated will comply, when filed with the Commission, in all material respects to the requirements of the Exchange Act and Exchange Act Regulations.

          N. The Registration Statement, as of its effective date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and on the Closing Date contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Placement Agent and furnished in writing by the Placement Agent to the Company expressly for use therein; and the documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          O. As of 4:30 p.m. (Eastern time) on the date of this Agreement (the "Initial Sale Time"), the Disclosure Package did not, and at the time of each sale of Securities on the Closing Date, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus, if any, did not, and at the time of each sale of Securities and as of the Closing Date, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Placement Agent and furnished in writing through the Placement Agent to the Company expressly for use therein.

          P. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities did not, does not, and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superceded or modified.

          Q. The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act and is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

          R.  Except for the Issuer  Free  Writing  Prospectuses  identified  in
     Schedule II hereto, and any electronic road show relating to the public offering of Securities contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Placement Agent, prepare, use or refer to, any Free Writing Prospectus.

          S. Any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Placement Agent for use in connection with the public offering of the Securities contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

          T. Except as otherwise disclosed in both the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which could result in a judgment, decree, award or order having a Material Adverse Effect.

          U. The financial statements, including the notes thereto, included in (or incorporated by reference into) each of the Registration Statement, the Prospectus and the Disclosure Package present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with
     Regulation S-X promulgated by the Commission; the financial statement schedules included in (or incorporated by reference into) the Registration Statement fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in (or incorporated by reference into) the Registration Statement, the Prospectus or the Disclosure Package; and no pro forma financial information is required to be included in (or incorporated by reference into) the Registration Statement, the Prospectus or the Disclosure Package.

          V. BDO USA, LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Prospectus and the Disclosure Package, or are incorporated by reference therein, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations, and are registered with the Public Company Accounting Oversight Board.

          W. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (i) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries,
     (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          X. Each of the Securities conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package; this Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

          Y. Except as disclosed in both the Prospectus and the Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in both the Prospectus and the Disclosure Package.

          Z. The Shares and the Warrant Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement and/or the Warrants, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares and Warrant Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise. The Warrants are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and free and clear of all liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Warrants.

          AA. Shares of the Company's Common Stock trade on the NYSE MKT under the symbol "CVM"; the Company has taken all necessary actions to ensure that it is now, and will be at all times, in compliance with all applicable corporate governance requirements set forth in the NYSE MKT's listing standards currently in effect, and is taking such steps as are necessary to ensure that it will be in compliance, upon the effectiveness of such requirements, with other applicable corporate governance requirements set forth in the NYSE MKT's listing standards that are not currently in effect.

          BB. None of the Company, the Subsidiaries, or any of their respective directors, officers, representatives or affiliates has taken, nor will take, directly or indirectly, any action that is designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          CC. Neither the Company nor any of the Subsidiaries, nor any of their respective affiliates, officers, directors or any beneficial owner of 5% or more of the Company's securities, (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) has any direct or indirect affiliation or association with any member firm of the Financial Industry Regulatory
     Authority ("FINRA") (as determined in accordance with the rules and regulations of FINRA).

          DD. Any certificate signed by any officer of the Company or any Subsidiary delivered to the Placement Agent or to counsel for the Placement Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

          EE. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE MKT.

          FF. Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in (or incorporated by reference into) both the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in both the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

          GG. The agreements and documents described in the Registration Statement, the Prospectus, the Disclosure Package or the documents incorporated or deemed to be incorporated by reference therein conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder to be described in the Registration Statement, the Prospectus, the Disclosure Package or the documents incorporated or deemed to be incorporated by reference therein or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and
     (i) that is referred to in the Registration Statement, the Prospectus, the Disclosure Package or the documents incorporated or deemed to be incorporated by reference therein, or (ii) is material to the Company's business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (B) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

          HH. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Units hereunder, (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package set forth as of the date of such reports all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.

          II. The descriptions in each of the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described, fairly and accurately present the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package, or to be filed as exhibits to the Registration Statement, which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

          JJ. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The statistical and market related data included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

          KK. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic
     Act, as amended, and the regulations thereunder ("FDCA") that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a
     "Pharmaceutical Product"), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

          LL. All preclinical and clinical studies conducted by or on behalf of the Company or the Subsidiaries, or in which the Company or its products or product candidates have participated were and, if still ongoing, are being conducted in all material respects in compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical and clinical studies from which data will be submitted to support marketing approval, including, without limitation, 21 C.F.R. Part 50, 54, 56, 58, and
     312. The descriptions in the Registration Statement, the Prospectus and the Disclosure Package of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any other studies the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Prospectus and the Disclosure Package or the results of which are referred to in the Registration Statement, the Prospectus and the Disclosure Package. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Company has not received any written notices or statements from the FDA, the European Medicines Agency ("EMEA") or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any proposed, ongoing, or completed clinical or preclinical studies conducted or proposed to be conducted by or on behalf of the Company or its Subsidiaries.

          MM. The Company and its Subsidiaries are, and at all times have been, in compliance in all material respects with all applicable Health Care Laws (as defined below), and have not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program. For purposes of this Agreement, "Health Care Laws" means: (i) the FDCA, the Public Health Service Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. ss. 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. ss. 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 ("HIPAA") (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. ss. 1320a-7), the civil monetary penalties law (42 U.S.C. ss. 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); and (v) any and all other applicable health care laws and regulations. None of the Company or any of its Subsidiaries has received notice of any claim, action, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company's knowledge, no such claim, action, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action is threatened. None of the Company or any of its Subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, nor any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

          NN. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, know-how, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement, the Prospectus and the Disclosure Package, and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any person, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement or misappropriation by another person of any of the Intellectual Property Rights, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. The product candidates described in the Registration Statement, the Prospectus and the Disclosure Package as under development by the Company fall within the scope of the claims of one or more patents owned by the Company. To the Company's knowledge, it has not infringed or misappropriated the Intellectual Property Rights of any third parties, which infringement or misappropriation would, if the subject of an unfavorable decision, ruling or finding, have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          OO. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a 15(e) under the Exchange
     Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) are effective in all material respects to perform the functions for which they were established; and the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since the most recent evaluation of the Company's disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting.

          PP. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

          QQ. Each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency that is likely to be asserted against any such entity that, if determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities.

          RR. Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          SS. Neither the Company nor any of the Subsidiaries is in violation of, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, individually or in the aggregate, result in a Material Adverse Change.

          TT. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could have a Material Adverse Effect.

          UU. The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under
     (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"); and each "pension plan" for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          VV. Except as otherwise disclosed in both the Prospectus and the Disclosure Package, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

          WW. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation, or of a character required to be disclosed in the Prospectus or the Disclosure Package.

          XX. All securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been or will be issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the NYSE MKT.

          YY. The Company and its Subsidiaries are, and at all times prior were,
     (i) in compliance with any and all applicable federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources, petroleum or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) have not received notice of nor do they otherwise have knowledge of any actual or potential liability for the investigation or remediation of any disposal or release of petroleum, hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance with or liability under Environmental Laws could not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other similar Environmental Law, except with respect to any matters that could not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (A) is a party to any proceeding under Environmental Laws to which a governmental authority is also a party, other than such proceedings regarding which it is believed no monetary penalties of $100,000 or more will be imposed, or (B) anticipates making material capital expenditures relating to Environmental Laws.

          ZZ. In connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into, or exchangeable or exercisable for, Common Stock in a manner that violates the Securities Act; and the Company has not distributed and will not distribute any offering materials in connection with the offer and sale of the Shares except for any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement.

          AAA. The Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and neither the Company nor any of the Subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

          BBB. The Company has not incurred any  liability for any finder's fees
     or  similar   payments  in   connection   with  the   transactions   herein
     contemplated.

          CCC. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, to be described in the Registration
     Statement, the Prospectus, the Disclosure Package or the document incorporated or deemed to be incorporated by reference therein, which is not so described.

          DDD. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          EEE. There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries that could have, individually or in the aggregate, a Material Adverse Effect.

          FFF. The Company, the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and on the Closing Date will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

          GGG. The Company (i) complies with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Company from Individuals (as defined below), (ii) complies in all material respects with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information and (iii) takes reasonable measures to protect and maintain the confidential nature of the personal information provided to the Company by Individuals in accordance with the terms of the applicable Privacy Statements; to the Company's knowledge, no claims or controversies have arisen regarding the Privacy Statements or the implementation thereof. As used herein, "Privacy Statements" means, collectively, any and all of the Company's privacy statements and policies published on Company websites or product candidates or otherwise made available by the Company regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors or users of any Company websites or product candidates ("Individuals").

          HHH. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of such entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA") , U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation, and the Company and the Subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation.

          III. Neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law.

          JJJ. The operations of the Company, its Subsidiaries and, to the Company's knowledge, its affiliates, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws"), except for any such non-compliance as would not, singly or in the aggregate, result in a Material Adverse Change, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries, or, to the Company's knowledge, any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened.

          KKK. Each of the Company and its Subsidiaries, and, to the Company's knowledge, each of their affiliates, and any director, officer, agent or employee of, or other person associated with or acting on behalf of the Company, has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term "Export and Import Laws" means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

          LLL. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person"), the United Nations Security Council ("UNSC"), the European Union, Her Majesty's Treasury ("HMT") or other relevant sanctions authority (collectively, "Sanctions"), nor is the Company, nor any of its Subsidiaries, located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a "Sanctioned Country"); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity
     (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

          MMM. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any of its affiliates with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any of its stockholders that may affect the Placement Agent's compensation, as determined by FINRA.

8. Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 7 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

     A. Regulatory Matters.

               i. Effectiveness of Registration Statement; Rule 424 Information. The Registration Statement is effective on the date of this Agreement, and, on the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company's knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Date, shall have been made within the applicable time period prescribed for such filing by Rule 424.

               ii. FINRA Clearance. On or before the Closing Date of this Agreement, the Placement Agent shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent as described in the Registration Statement.

     B. Company Counsel Matters.

               i. On the Closing Date, the Placement Agent shall have received the favorable opinion of Hart & Hart, LLC, outside counsel for the Company counsel to the Company, dated the Closing Date and addressed to the Placement Agent, substantially in form and substance reasonably satisfactory to the Placement Agent.

               ii. On the Closing Date, the Placement Agent shall have received the favorable opinion of Polsinelli PC, special regulatory and intellectual property counsel for the Company, dated the Closing Date and addressed to the Placement Agent, substantially in form and substance reasonably satisfactory to the Placement Agent.

     C. Comfort Letters.

               i. Comfort Letter. At the time this Agreement is executed, Placement Agent shall have received from BDO USA LLP a cold comfort letter containing statements and information of the type customarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Placement Agent and in form and substance satisfactory in all respects to Placement Agent and to BDO USA LLP, dated as of the date of this Agreement.

               ii. Bring-down Comfort Letter. At the Closing Date, the Placement Agent shall have received from BDO USA LLP a letter, dated as of the Closing Date, to the effect that BDO USA LLP reaffirms the statements made in the letter furnished pursuant to Section 8.C.i. except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date.

               iii. In the event that the  letters  referred  to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Placement Agent that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Placement Agent deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Placement Agent, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement.

     D. Officers' Certificates.

               i. Officers' Certificate. The Company shall have furnished to the Placement Agent a certificate, dated the Closing Date, of its Chairman of the Board, its Chief Executive Officer, and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Initial Sale Time and through the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Initial Sale Time through the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the filing of the Form 20-F for the year ended December 31, 2014, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Change or a prospective Material Adverse Change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

               ii. Secretary's Certificate. At of the Closing Date the Placement Agent shall have received a certificate of the Company signed by the Secretary of the Company, dated the
                    Closing Date, certifying: (i) that each of the Company's certificate of incorporation and bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company's Board of Directors relating to the Offering are in full force and effect and have not been modified; and (iii) the good standing of the Company and its subsidiaries. The documents referred to in such certificate shall be attached to such certificate.

     E. No Material Changes. Prior to and on the Closing Date: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any affiliates of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     F. Additional Documents. At the Closing Date, Placement Agent Counsel shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Placement Agent and Placement Agent Counsel.

9. Indemnification and Contribution; Procedures.

     A. Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling such Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person hereafter is referred to as an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the
     "Liabilities"), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the "Expenses") and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or in any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented);
     (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any "road show" or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 9, collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Placement Agent's information. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person's enforcement of his or its rights under this Agreement.

     B. Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 9 or otherwise to such Indemnified Person, except to the extent (and only to the extent) that its ability to assume the defense is actually impaired by such failure or delay. The Company shall, if requested by the Placement Agent, assume the defense of any such action (including the employment of counsel and reasonably satisfactory to the Placement Agent). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel for the benefit of the Placement Agent and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel, it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Placement Agent and all Indemnified persons in any one action or series of related actions in the same jurisdiction. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).

     C. Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto, in reliance upon, and in strict conformity with, the Placement Agent's Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of Section 9.B. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Securities or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

     D. Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by the Placement Agent pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

     E. Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

     F. Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 9 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.

10. Limitation of Dawson's Liability to the Company.

     Dawson and the Company further agree that neither Dawson nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract or tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Dawson and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Dawson.

11. Limitation of Engagement to the Company.

     The Company acknowledges that Dawson has been retained only by the Company, that Dawson is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company's engagement of Dawson is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Dawson or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by Dawson, no one other than the Company is authorized to rely upon any statement or conduct of Dawson in connection with this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Dawson to the Company in connection with Dawson's engagement is intended solely for the benefit and use of the Company's management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Dawson shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Dawson. The Company agrees that it will perform and comply with the covenants and other obligations set forth in the purchase agreement and related transaction documents between the Company and the investors in the Offering, if any, and that Dawson will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in any such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to Dawson by the Company.

12. Amendments and Waivers.

     No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

13. Confidentiality.

     In the event of the consummation or public announcement of any Offering, Dawson shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of "tombstone" advertisements in financial and other newspapers and journals. Dawson agrees not to use any confidential information concerning the Company provided to Dawson by the Company for any purposes other than those contemplated under this Agreement.

14. Headings.

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

15. Counterparts.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16. Severability.

     In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

17. Use of Information.

     The Company will furnish Dawson such written information as Dawson reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, Dawson will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that Dawson does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by Dawson in connection with the provision of its services.

18. Absence of Fiduciary Relationship.

     The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as Placement Agent in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Placement Agent and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agent, and not on behalf of the Company.

19. Survival Of Indemnities, Representations, Warranties, Etc.

     The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 5, the payment, reimbursement, indemnity, contribution and advancement agreements contained in Sections 2, 6, 9, 10, 12, and 13, respectively, and the Company's covenants, representations, and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times. The indemnity and contribution provisions contained in Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any person who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of any Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities. The Company and Placement Agent agree to notify each other of the commencement of any Proceeding against either of them promptly, and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement and the Prospectus.

20. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.

21. Notices.

     All communications hereunder shall be in writing and shall be mailed, hand delivered or faxed and confirmed to the parties hereto as follows:

If to the Company:

         Cel-Sci Corporation
         8229 Boone Boulevard, Suite 802
         Vienna, Virginia 22182
         Attention: Chief Executive Officer

If to the Placement Agent:

         Dawson James Securities, Inc.
         1 North Federal Highway - 5th Floor
         Boca Raton, FL 33432
         Attention: Chief Executive Officer


Any party hereto may change the address for receipt of communications by giving written notice to the others.

22. Miscellaneous.

     This Agreement shall not be modified or amended except in writing signed by Dawson and the Company. This Agreement shall be binding upon and inure to the benefit of both Dawson and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Dawson and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

23. Successors.

     This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 hereof, and to their respective successors, and personal representative, and, except as set forth in Section 9 of this Agreement, no other person will have any right or obligation hereunder.

24. Partial Unenforceability.

     The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

25. General Provisions.

     This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition in this Agreement (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Company acknowledges that in connection with the Offering of the Securities the Placement Agent: (i) has acted at arms-length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) owes the Company only those duties and obligations set forth in this Agreement and (iii) may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the Offering.

     In acknowledgment that the foregoing correctly sets forth the understanding reached by Dawson and the Company, and intending to be legally bound, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date executed.

Very truly yours,


CEL-SCI CORP.



By: /s/ Geert R. Kersten
    --------------------------------
     Name: Geert R. Kersten
     Title: Chief Executive Officer

Agreed and accepted as of the date first above written.


DAWSON JAMES SECURITIES, INC.



By: /s/ Robert D. Keyser, Jr.
    --------------------------
    Name: Robert D. Keyser, Jr.
    Title:  Chief Executive Officer

                                   SCHEDULE I
Park West LLC

                                   SCHEDULE II

                 Issuer General Use Free Writing Prospectuses

None.




















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